UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 25, 2007

MILLIPORE CORPORATION

(Exact name of registrant as specified in its charter)

MASSACHUSETTS	001-09781 (0-1052)	04-2170233
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

290 Concord Road, Billerica, Massachusetts 01821

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone number, including area code: (978) 715-4321

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2007, the Management Development and Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Millipore Corporation (the “Company”) determined restricted stock unit grants for eligible executive officers of the Company.

The equity grants were made under the Company’s Amended and Restated 1999 Stock Incentive Plan (the “Equity Plan”), a copy of which has been previously filed as an exhibit to our Quarterly Report on Form 10-Q for the fiscal quarter ended July 2, 2005. The grants will be covered by separate award agreements.

The following table sets forth information regarding restricted stock units denominated in shares of the Company’s common stock (“RSUs”) granted to the executive officers who were included as the Named Executive Officers in the Company’s 2006 proxy statement under the Equity Plan.

Executive Officer	Title	Number of RSUs
Martin D. Madaus	Chairman, President and Chief Executive Officer	18,272
Kathleen B. Allen	Vice President, Chief Financial Officer	5,316
Dominique F. Baly	Vice President, President of Bioscience Division	5,316
Jean-Paul Mangeolle	Vice President, President of Bioprocess Division	5,648
Peter C. Kershaw	Vice President, Global Supply Chain	5,648

The RSUs were awarded to the executives under the Equity Plan provisions allowing for the granting of restricted stock units and vest in their entirety on February 15, 2010, or earlier upon certain events, subject to the executives’ continuing employment on those dates. Vested RSUs result in the delivery to the recipient of one share of the Company’s common stock per vested unit, or cash measured by the value of the stock, subject to adjustment under the Equity Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MILLIPORE CORPORATION

/s/ Jeffrey Rudin
Jeffrey Rudin
Vice President and General Counsel

Date: February 27, 2007